Exhibit 4.1

BELLAVISTA [MORTGAGE] [HOME EQUITY] TRUST 200[    ],

Issuer,

and

[NAME OF TRUSTEE]

Indenture Trustee

INDENTURE

Dated as of [            ]

COLLATERALIZED MORTGAGE BONDS

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE

ACT OF 1939 AND INDENTURE PROVISIONS*

Trust Indenture Act Section	Indenture Section
310(a)(1)	6.11
(a)(2)	6.11
(a)(3)	6.10
(a)(4)	Not Applicable
(a)(5)	6.11
(b)	6.08, 6.11
(c)	Not Applicable
311(a)	6.12
(b)	6.12
(c)	Not Applicable
312(a)	7.01, 7.02(a)
(b)	7.02(b)
(c)	7.02(c)
313(a)	7.04
(b)	7.04
(c)	7.03(a)(iii), 7.04
(d)	7.04
314(a)	3.10, 7.03(a)
(b)	3.07
(c)(1)	8.05(c), 11.01(a)
(c)(2)	8.05(c), 11.01(a)
(c)(3)	Not Applicable
(d)(1)	8.05(c), 11.01(b)
(d)(2)	8.05(c), 11.01(b)
(d)(3)	8.05(c), 11.01(b)
(e)	11.01(a)
315(a)	6.01(b)
(b)	6.05
(c)	6.01(a)
(d)	6.01(c)
(d)(1)	6.01(c)
(d)(2)	6.01(c)
(d)(3)	6.01(c)
(e)	5.13
316(a)(1)(A)	5.11
316(a)(1)(B)	5.12
316(a)(2)	Not Applicable
316(b)	5.07
317(a)(1)	5.04
317(a)(2)	5.03(d)
317(b)	3.03(a)
318(a)	11.07

*	This reconciliation and tie shall not, for any purpose, be deemed to be part of the within indenture.

TABLE OF CONTENTS (cont.)

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TABLE OF CONTENTS (cont.)

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TABLE OF CONTENTS (cont.)

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TABLE OF CONTENTS (cont.)

EXHIBITS

Exhibit A	-	Form of Class A Bond
Appendix A	-	Definitions

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This Indenture, dated as of [DATE], is between BellaVista [Mortgage] [Home Equity] Trust 200[        ], a Delaware statutory trust, as issuer (the “Issuer”), and [NAME OF TRUSTEE], as indenture trustee (the “Indenture Trustee”).

WITNESSETH:

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Issuer’s Series 200[        ] BellaVista [Mortgage] [Home Equity] Loan-Backed Collateralized Mortgage Bonds (together, the “Bonds”).

GRANTING CLAUSE:

The Issuer hereby Grants to the Indenture Trustee on the Closing Date, as trustee for the benefit of the Bondholders [and the Enhancer], all of the Issuer’s right, title and interest in and to all accounts, chattel paper, general intangibles, contract rights, payment intangibles, certificates of deposit, deposit accounts, instruments, documents, letters of credit, money, advices of credit, investment property, goods and other property consisting of, arising under or related to whether now existing or hereafter created in any of the following: (a) the Mortgage Loans (together with the Cut-Off Date Principal Balances and any Additional Balances arising thereafter to and including the date immediately preceding the commencement of the Rapid Amortization Period), and all monies due or to become due thereunder; (b) the Bond Payment Account, and all funds on deposit or credited thereto from time to time and all proceeds thereof; (c) the Policy and all hazard insurance policies; and (d) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Trust Estate” or the “Collateral”).

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Bonds, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The foregoing Grant shall inure to the benefit of the Enhancer in respect of draws made on the Policy and amounts owing from time to time pursuant to the Insurance Agreement (regardless of whether such amounts relate to the Bonds or the Certificates), and such Grant shall continue in full force and effect for the benefit of the Enhancer until all such amounts owing to it have been repaid in full.

The Indenture Trustee, as trustee on behalf of the Bondholders, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.

ARTICLE I

Definitions

Section 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act (the “TIA”), such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Bonds.

“indenture security holder” means a holder of a Bond.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

Section 1.03 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(c) “or” includes “and/or”;

(d) “including” means “including without limitation”;

(e) words in the singular include the plural and words in the plural include the singular;

(f) the term “proceeds” has the meaning ascribed thereto in the UCC; and

(g) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; and

(h) references to a Person are also to its permitted successors and assigns.

Section 1.04 Conflict with TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be part of and govern this Indenture, the latter provision shall control and all provisions required by the TIA are hereby incorporated by reference. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provisions shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

ARTICLE II

Original Issuance of Bonds

Section 2.01 Form. The Bonds, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the forms set forth in Exhibits A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Bonds, as evidenced by their execution thereof. Any portion of the text of any Bond may be set forth on the reverse thereof, with an appropriate reference thereto on the face of such Bond.

The Bonds shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the Authorized Officers executing such Bonds, as evidenced by their execution of such Bonds.

The terms of the Bonds set forth in Exhibit A are part of the terms of this Indenture.

Section 2.02 Execution, Authentication and Delivery. The Bonds shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Bonds may be manual or facsimile.

Bonds bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.

The Indenture Trustee shall authenticate and deliver Bonds for original issue in an aggregate initial principal amount of $[                    ].

Each Bond shall be dated the date of its authentication. The Bonds shall be issuable as registered Book-Entry Bonds in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

No Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Bond a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder.

ARTICLE III

Covenants

Section 3.01 Collection of Payments with Respect to the Mortgage Loans. The Indenture Trustee shall establish and maintain with itself the Bond Payment Account in which the Indenture Trustee shall, subject to the terms of this paragraph, deposit, on the same day as it is received from the Master Master Servicer, each remittance received by the Indenture Trustee with respect to the Mortgage Loans. The Indenture Trustee shall make all payments of principal of and interest on the Bonds, subject to Section 3.03 as provided in Section 3.05 herein from monies on deposit in the Bond Payment Account.

Section 3.02 Maintenance of Office or Agency. The Issuer will maintain in the City of [                                         ], an office or agency where, subject to satisfaction of conditions set forth herein, Bonds may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Bonds and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.03 Money for Payments to Be Held in Trust; Paying Agent. As provided in Section 3.01, all payments of amounts due and payable with respect to any Bonds that are to be made from amounts withdrawn from the Bond Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Bond Payment Account for payments of Bonds shall be paid over to the Issuer except as provided in this Section 3.03. The Issuer hereby appoints the Indenture Trustee to act as initial Paying Agent hereunder. The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(a) hold all sums held by it for the payment of amounts due with respect to the Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(b) give the Indenture Trustee and the Enhancer written notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Bonds;

(c) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(d) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Bonds, if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(e) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Bond and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Bondholder of such Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease. The Indenture Trustee may adopt and employ, at the expense and direction of the Issuer, any reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to holders of Bonds that have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Bondholder).

Section 3.04 Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Bonds, the Mortgage Loans and each other instrument or agreement included in the Trust Estate.

Section 3.05 Payment of Principal and Interest.

(a) The Issuer will duly and punctually pay the principal of and interest on the Bonds in accordance with the terms of the Bonds and this Indenture. The Bonds shall be debt obligations of the Issuer and shall be limited in right of payment to amounts available from the Issuer as provided in this Indenture and the Issuer shall not otherwise be liable for payments on the Bonds. Amounts properly withheld under the Code by any Person from a payment to any Bondholder of interest and/or principal shall be considered as having been paid by the Issuer to such Bondholder for all purposes of this Indenture

(b) On each Payment Date, the Indenture Trustee shall make the following allocations, disbursements and transfers from the Collection Account in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

(i) to the Indenture Trustee, the Trustee Fee then due;

(ii) from amounts on deposit therein, the Premium Amount with respect to the Class A Bonds to the Enhancer for such Payment Date

(iii) from amounts then on deposit therein, to the Class A Bondholders, the Interest Payment Amount for such Payment Date;

(iv) from amounts then on deposit therein, to the Class A Bondholders as a distribution of principal, the Principal Payment Amount for such Payment Date;

(v) from amounts then on deposit therein, to the Enhancer, the Reimbursement Amount, if any, then due to it;

(vi) from amounts then on deposit, (A) to the Master Servicer, reimbursement for amounts reimbursable to the Master Servicer pursuant to [Section 3.03 and Section 5.03] of the Servicing Agreement to the extent not previously reimbursed;

(vii) to the Indenture Trustee, all remaining amounts due and owing to the Indenture Trustee pursuant to the Basic Documents and not otherwise paid pursuant to clause (i);

(viii) to the Manager of the Trust, the Management Fee then due and any amount due and owing to the Manager pursuant to Section [        ] of the Management Agreement; and

(ix) to the Certificateholders, any amounts remaining on deposit in the Collection Account.

Interest on the Bonds will be computed on the basis of the actual number of days in each Interest Period and a 360-day year. Any installment of interest or principal payable on any Bond that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Bondholder of record thereof on the immediately preceding Record Date by wire transfer to an account specified in writing by such Bondholder reasonably satisfactory to the Indenture Trustee, or by check or money order mailed to such Bondholder at such Bondholder’s address appearing in the Bond Register, the amount required to be distributed to such Bondholder on such Payment Date pursuant to such Bondholder’s Bonds; provided, that the Indenture Trustee shall not pay to any such Bondholder any amounts required to be withheld from a payment to such Bondholder by the Code.

Section 3.06 Protection of Trust Estate.

(a) The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii) cause the Trust to enforce any of the Mortgage Loans; or

(iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Bondholders in such Trust Estate against the claims of all persons and parties.

(b) The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.06.

Section 3.07 Opinions as to Trust Estate.

On the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Owner Trustee an Opinion of Counsel at the expense of the Issuer stating that, upon delivery of the Loan Agreements relating to the Mortgage Loans to the Indenture Trustee or the Custodian in the State of [                    ], the Indenture Trustee will have a perfected, first priority security interest in such Mortgage Loans.

Within 120 days after the end of each fiscal year of the Issuer, commencing with the fiscal year ending on December 31, 200[        ], the Issuer shall furnish to the Indenture Trustee an

Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, no further action is necessary to maintain a perfected, first priority security interest in the Mortgage Loans until March 31 in the following calendar year or, if any such action is required to maintain such security interest in the Mortgage Loans, such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the security interest in the Mortgage Loans until December 31 in the following calendar year.

Section 3.08 Performance of Obligations; Servicing Agreement.

(a) The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

(b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Master Servicer to assist the Issuer in performing its duties under this Indenture.

(c) The Issuer shall not take any action or permit any action to be taken by others that would release any Person from any of such Person’s covenants or obligations under any of the documents relating to the Mortgage Loans or under any instrument included in the Trust Estate, or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Mortgage Loans or any such instrument, except such actions as the Master Servicer is expressly permitted to take in the Servicing Agreement.

(d) The Issuer may retain an administrator and may enter into contracts with other Persons for the performance of the Issuer’s obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuer.

Section 3.09 Negative Covenants. So long as any Bonds are Outstanding, the Issuer shall not:

(a) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Indenture Trustee pursuant to Section 5.04 hereof;

(b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Bonds (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Bondholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(c) (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Bonds under this Indenture except as may be expressly permitted hereby, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (iii) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

(d) impair or cause to be impaired the Issuer’s interest in the Mortgage Loans, the Purchase Agreement or in any other Basic Document, if any such action would materially and adversely affect the interests of the Bondholders.

Section 3.10 Annual Statement as to Compliance. The Issuer shall deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ending on December 31, 200[        ]) and otherwise in compliance with the requirements of TIA Section 314(a)(4) or any applicable successor statute, an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(a) a review of the activities of the Issuer during such year and of its performance under this Indenture and the Trust Agreement has been made under such Authorized Officer’s supervision; and

(b) to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture and the provisions of the Trust Agreement throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.11 Recordation of Assignments. The Issuer shall enforce the obligation, if any, of the Sellers under the Purchase Agreement to submit or cause to be submitted for recordation all Assignments of Mortgages within 60 days of receipt of recording information by the Master Servicer.

Section 3.12 Representations and Warranties Concerning the Mortgage Loans. The Indenture Trustee, as pledgee of the Mortgage Loans, shall have the benefit of the representations and warranties made by [        ] Section [        ] of the Purchase Agreement concerning the Mortgage Loans and the right to enforce the remedies against [        ] provided in Section [        ], as applicable, to the same extent as though such representations and warranties were made directly to the Indenture Trustee.

Section 3.13 Assignee of Record of the Mortgage Loans. As pledgee of the Mortgage Loans, the Indenture Trustee shall hold title to the Mortgage Loans by being named as payee in the endorsements or assignments of the Loan Agreements and assignee in the Assignments of Mortgage to be delivered under Section [        ] of the Purchase Agreement. Except as expressly provided in the Purchase Agreement or in the Servicing Agreement with respect to any specific Mortgage Loan, the Indenture Trustee shall not execute any endorsement or assignment or otherwise release or transfer such title to any of the Mortgage Loans until such time as the remaining Trust Estate may be released pursuant to Section 8.05(b). The Indenture Trustee’s holding of such title shall in all respects be subject to its fiduciary obligations to the Bondholders hereunder.

Section 3.14 Master Servicer as Agent and Bailee of the Indenture Trustee. Solely for purposes of perfection under Section [9-313 or 9-314] of the UCC or other similar applicable law, rule or regulation of the state in which such property is held by the Master Servicer, the Issuer and the Indenture Trustee hereby acknowledge that the Master Servicer is acting as agent and bailee of the Indenture Trustee in holding amounts on deposit in the Custodial Account pursuant to Section [        ] of the Servicing Agreement that are allocable to the Mortgage Loans, as well as the agent and bailee of the Indenture Trustee in holding any Related Documents released to the Master Servicer pursuant to Section [        ] of the Servicing Agreement, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Master Servicer. It is intended that, by the Master Servicer’s acceptance of such agency pursuant to Section [        ] of the Servicing Agreement, the Indenture Trustee, as a pledgee of the Mortgage Loans, will be deemed to have possession of such Related Documents, such monies and such other items for purposes of Section [9-313 or 9-314] of the UCC of the state in which such property is held by the Master Servicer.

Section 3.15 Investment Company Act. The Issuer shall not become an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term “investment company” but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 3.15 if it shall have obtained an order exempting it from regulation as an “investment company” so long as it is in compliance with the conditions imposed in such order.

Section 3.16 Issuer May Not Consolidate or Convey Substantially All its Assets.

(a) The Issuer shall not consolidate or merge with or into any other Person; and

(b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person except as provided herein or the Servicing Agreement.

Section 3.17 No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning and selling and managing the Mortgage Loans and the issuance of the Bonds and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

Section 3.18 No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for (a) the Bonds, (b)

the Certificates, (c) obligations owing from time to time to the Enhancer under the Insurance Agreement and (d) any other indebtedness permitted by or arising under the Basic Documents, except that the Issuer shall not incur any indebtedness that would cause it, or any portion thereof, to be treated as a “taxable mortgage pool” under Section 7701 of the Code.

Section 3.19 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.20 Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personally).

Section 3.21 Restricted Payments. The Issuer shall not, directly or indirectly, (a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (c) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (i) distributions to the Owner Trustee and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under, the Trust Agreement and (ii) payments to the Master Servicer pursuant to the terms of the Servicing Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Custodial Account except in accordance with this Indenture and the other Basic Documents.

Section 3.22 Notice of Events of Default. The Issuer shall give the Indenture Trustee, the Enhancer and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

Section 3.23 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 3.24 Statements to Bondholders. On each Payment Date, each of the Indenture Trustee and the Certificate Registrar shall make available to the Depositor, the Owner Trustee, each Rating Agency, each Bondholder and each Certificateholder, with a copy to the Enhancer, the Servicing Certificate provided to the Indenture Trustee by the Master Servicer relating to such Payment Date and delivered pursuant to Section [        ] of the Servicing Agreement.

The Indenture Trustee will make the Servicing Certificate (and, at its option, any additional files containing the same information in an alternative format) available each month to

Bondholders and Certificateholders and the Enhancer, and other parties to this Indenture via the Indenture Trustee’s internet website. The Indenture Trustee’s internet website shall initially be located at “            ”. Assistance in using the website can be obtained by calling the Indenture Trustee’s customer service desk at                     . Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Indenture Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes. The Indenture Trustee may require registration and acceptance of a disclaimer in connection with providing access to its website.

Section 3.25 Payments under the Policy.

(a) (i) If the Servicing Certificate specifies an Insured Amount for any Payment Date, the Indenture Trustee shall make a draw on the Policy in an amount specified in the Servicing Certificate for such Payment Date or, if no amount is specified, the Indenture Trustee shall take the action specified in Section 3.25(b)(ii).

(ii) The Indenture Trustee shall deposit or cause to be deposited such Insured Amount into the Bond Payment Account on such Payment Date to the extent such amount relates to clause [        ] of the definition of “Deficiency Amount” or clause [        ] of the definition of “Insured Amount”.

(iii) To the extent such amount relates to clause [        ] of the definition of “Deficiency Amount”, the Indenture Trustee shall (A) during the Revolving Period, deposit such amount into the Funding Account as Principal Collections and (B) during the Amortization Periods, deposit such amount into the Bond Payment Account.

(b) (i) The Indenture Trustee shall submit, if an Insured Amount is specified in any statement prepared pursuant to Section 4.01 of the Servicing Agreement, the Notice (in the form attached as Exhibit A to the Policy) to the Enhancer no later than 12:00 noon, New York City time, on the second (2nd) Business Day prior to the applicable Payment Date.

(ii) If no Deficiency Amount is specified in the Servicing Certificate, then on the Business Day preceding the Payment Date, the Indenture Trustee shall check the amount on deposit in the Bond Payment Account after remittance by the Master Servicer, and shall determine whether the amounts on deposit therein are sufficient to make all payments required pursuant to the Servicing Certificate. If the Indenture Trustee determines that such amounts are not sufficient to make all such payments, the Indenture Trustee shall immediately notify the Master Servicer and the Master Servicer shall recalculate the amounts indicated on the Servicing Certificate and determine whether there is in fact a Deficiency Amount for such Payment Date. The Master Servicer shall notify the Indenture Trustee in writing of such recalculated amount, even if such amount is zero, and if a Deficiency Amount exists, the Indenture Trustee shall make a draw on the Policy for the amount of such Deficiency Amount and shall remit such amounts to the Bondholders upon receipt thereof from the Enhancer.

Section 3.26 Replacement Enhancement. The Issuer (or the Master Servicer on its behalf) may, at its expense, in accordance with and upon satisfaction of the conditions set forth herein, but shall not be required to, arrange for any other form of additional credit enhancement; provided, that after prior notice thereto, no Rating Agency shall have informed the Issuer that a Rating Event would occur as a result thereof (without taking the Policy into account); and provided further, that the issuer of any such instrument or facility and the timing and mechanism for drawing on such additional enhancement shall be acceptable to the Indenture Trustee and the Enhancer. It shall be a condition to procurement of any such additional credit enhancement that there be delivered to the Indenture Trustee and the Enhancer (a) an Opinion of Counsel, acceptable in form to the Indenture Trustee and the Enhancer, from counsel to the provider of such additional credit enhancement with respect to the enforceability thereof and such other matters as the Indenture Trustee or the Enhancer may require and (b) an Opinion of Counsel to the effect that the procurement of such additional enhancement would not (i) adversely affect in any material respect the tax status of the Bonds or the Certificates or (ii) cause the Issuer to be taxable as an association (or a publicly traded partnership) for federal income tax purposes or to be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

Section 3.27 Additional Representations of Issuer.

The Issuer hereby represents and warrants to the Indenture Trustee that as of the Closing Date:

(a)	This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Mortgage Notes in favor of the Indenture Trustee, which security interest is prior to all other Liens (except as expressly permitted otherwise in this Indenture), and is enforceable as such as against creditors of and purchasers from the Issuer.

(b)	The Mortgage Notes constitute “instruments” within the meaning of the applicable UCC.

(c)	The Issuer owns and has good and marketable title to the Mortgage Notes free and clear of any Lien of any Person.

(d)	The original executed copy of each Loan Agreement (except for any Loan Agreement with respect to which a Lost Note Affidavit has been delivered to the Custodian) has been delivered to the Custodian.

(e)	The Issuer has received a written acknowledgment from the Custodian that the Custodian is acting solely as agent of the Indenture Trustee for the benefit of the Bondholders.

(f)	Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in,

or otherwise conveyed any of the Mortgage Notes. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Mortgage Notes other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or any security interest that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(g)	None of the Mortgage Notes has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee, except for (i) any endorsements that are part of a complete chain of endorsements from the originator of the Mortgage Note to the Indenture Trustee, and (ii) any marks or notations pertaining to Liens that have been terminated or released.

ARTICLE IV

The Bonds; Satisfaction And Discharge Of Indenture

Section 4.01 The Bonds.

The Bonds shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Bonds through the book-entry facilities of the Depository in minimum initial Balances of $1,000 and integral multiples of $1,000 in excess thereof.

The Indenture Trustee may for all purposes (including the making of payments due on the Bonds) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Bonds for the purposes of exercising the rights of holders of Bonds hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Bonds shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08, Beneficial Owners shall not be entitled to definitive certificates for the Bonds as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as holder of the Bonds shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Bondholders and give notice to the Depository of such record date. Without the consent of the Issuer and the Indenture Trustee, no Bond may be transferred by the Depository except to a successor Depository that agrees to hold such Bond for the account of the Beneficial Owners.

In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee, at the request of the Master Servicer and with the approval of the Issuer, may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository’s resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Bonds it beneficially owns in the manner prescribed in Section 4.08.

The Bonds shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee and upon Issuer Order, authenticated by the Bond Registrar and delivered by the Indenture Trustee to or upon the order of the Issuer.

Section 4.02 Registration of and Limitations on Transfer and Exchange of Bonds; Appointment of Certificate Registrar.

(a) The Issuer shall cause to be kept at the Indenture Trustee’s Corporate Trust Office a Bond Register in which, subject to such reasonable regulations as it may prescribe, the Registrar shall provide for the registration of Bonds and of transfers and exchanges of Bonds as herein provided. The Issuer hereby appoints the Indenture Trustee as the initial Registrar.

(b) Upon surrender for registration of transfer of any Bond at the Corporate Trust Office, the Issuer shall execute, and the Bond Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds in authorized initial Bond Balances evidencing the same aggregate Percentage Interests.

At the option of the Bondholders, Bonds may be exchanged for other Bonds of like tenor, in each case in authorized initial Bond Balances evidencing the same aggregate Percentage Interests, upon surrender of the Bonds to be exchanged at the Corporate Trust Office of the Bond Registrar. Whenever any Bonds are so surrendered for exchange, the Issuer shall execute and the Bond Registrar shall authenticate and deliver the Bonds which the Bondholder making the exchange is entitled to receive. Each Bond presented or surrendered for registration of transfer or exchange shall (if so required by the Bond Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Bond Registrar duly executed by, the Bondholder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in The City of New York. Bonds delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Bonds surrendered.

(c) No service charge shall be imposed for any registration of transfer or exchange of Bonds, but the Bond Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Bonds.

(d) All Bonds surrendered for registration of transfer and exchange shall be cancelled by the Bond Registrar and delivered to the Indenture Trustee for subsequent destruction without liability on the part of either.

(e) The Issuer hereby appoints the Indenture Trustee as Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section [3.09] of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section [3.05] of the Trust Agreement. The Indenture Trustee hereby accepts such appointment.

(f) Each purchaser of a Bond, by its acceptance of the Bond, shall be deemed to have represented that the acquisition of such Bond by the purchaser does not constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, for which no statutory, regulatory or administrative exemption is available.

Section 4.03 Mutilated, Destroyed, Lost or Stolen Bonds. If (a) any mutilated Bond is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (b) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Bond Registrar or the Indenture Trustee that such Bond has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a replacement Bond of the same class; provided, however, that if any such destroyed, lost or stolen Bond, but not a mutilated Bond, shall have become or within seven days shall be due and payable, instead of issuing a replacement Bond, the Issuer may pay such destroyed, lost or stolen Bond when so due or payable without surrender thereof. If, after the delivery of such replacement Bond or payment of a destroyed, lost or stolen Bond pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Bond in lieu of which such replacement Bond was issued presents for payment such original Bond, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Bond from such Person to whom such replacement Bond was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Bond under this Section 4.03, the Issuer may require the payment by the Bondholder of such Bond of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

Every replacement Bond issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

Section 4.04 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Bond, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Bond is registered (as of the day of determination) as the owner of such Bond for the purpose of receiving payments of principal of and interest, if any, on such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

Section 4.05 Cancellation. All Bonds surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Bonds previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly cancelled by the Indenture Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Bonds may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; provided, however, that such Issuer Request is timely and the Bonds have not been previously disposed of by the Indenture Trustee.

Section 4.06 Book-Entry Bonds. Each Class of Bonds, upon original issuance, shall be issued in the form of typewritten Bonds representing the Book-Entry Bonds, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuer. Such Bonds shall initially be registered on the Bond Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner shall receive a Definitive Bond representing such Beneficial Owner’s interest in such Bond, except as provided in Section 4.08. Unless and until definitive, fully registered Bonds (such Bonds, the “Definitive Bonds”) have been issued to Beneficial Owners pursuant to Section 4.08:

(a) the provisions of this Section 4.06 shall be in full force and effect;

(b) the Bond Registrar and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Bonds and the giving of instructions or directions hereunder) as the sole holder of the Bonds, and shall have no obligation to the Beneficial Owners;

(c) to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

(d) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Bonds and the Depository and/or the Depository Participants. Unless and until Definitive Bonds are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Bonds to such Depository Participants; and

(e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Bondholders of Bonds evidencing a specified percentage of the Bond Balances of the Bonds, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Bonds and has delivered such instructions to the Indenture Trustee.

Section 4.07 Notices to Depository. Whenever a notice or other communication to the Bondholders of the Bonds is required under this Indenture, unless and until Definitive Bonds shall have been issued to Beneficial Owners pursuant to Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Bondholders of the Bonds to the Depository, and shall have no obligation to the Beneficial Owners.

Section 4.08 Definitive Bonds. If (a) the Indenture Trustee determines that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Bonds and the Indenture Trustee is unable to locate a qualified successor, (b) the Issuer elects to terminate the book-entry system through the Depository, or (c) after the occurrence of an Event of Default, Beneficial Owners of Bonds representing beneficial interests aggregating at least a majority of the aggregate balance of the Bonds advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Bonds to Beneficial Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Bonds representing the Book-Entry Bonds by the Depository, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Bonds in accordance with the instructions of the Depository. None of the Issuer, the Bond Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions, and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Bonds, the Indenture Trustee shall recognize the Bondholders of the Definitive Bonds as Bondholders.

Section 4.09 Tax Treatment. The Issuer has entered into this Indenture, and the Bonds will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Bonds will be treated as indebtedness for purposes of such taxes. The Issuer, by entering into this Indenture, and each Bondholder, by its acceptance of its Bond (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Bond), agree to treat the Bonds for federal, state and local income, single business and franchise tax purposes as indebtedness for purposes of such taxes.

Section 4.10 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Bonds except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Bonds, (c) rights of Bondholders to receive payments of principal thereof and interest thereon, (d) Sections [3.03, 3.04, 3.06, 3.09, 3.16, 3.17 and 3.18], (e) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.11) and (f) the rights of Bondholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Bonds, when either:

(i) all Bonds theretofore authenticated and delivered (other than (A) Bonds that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 and (B) Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(ii) all Bonds not theretofore delivered to the Indenture Trustee for cancellation:

(A) have become due and payable;

(B) will become due and payable at the Final Payment Date within one year; or

(C) have been declared immediately due and payable pursuant to Section 5.02; and

and the Issuer, in the case of (A) or (B) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Bonds then outstanding not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Payment Date, as evidenced to the Indenture Trustee by an accountant’s letter or an Officer’s Certificate of the Issuer;

(iii) the Issuer has paid or caused to be paid all other sums payable hereunder and under the Insurance Agreement by the Issuer; and

(iv) the Issuer has delivered to the Indenture Trustee and the Enhancer an Officer’s Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 10.01 and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(ii) above, such opinion shall further be to the effect that such deposit will not have any material adverse tax consequences to the Issuer, any Bondholders or any Certificateholders.

Section 4.11 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Bonds and this Indenture, to the payment, either directly or through any Paying Agent or Certificate Paying Agent, as the Indenture Trustee may determine, to the holders of Bonds and Certificates, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or required by law.

Section 4.12 Subrogation and Cooperation.

(a) The Issuer and the Indenture Trustee acknowledge that (i) to the extent the Enhancer makes payments under the Policy on account of principal of or interest on the Mortgage Loans, the Enhancer will be fully subrogated to the rights the Bondholders to receive such principal of and interest on the Mortgage Loans, and (ii) the Enhancer shall be paid such principal and interest only from the sources and in the manner provided herein and in the Insurance Agreement for the payment of such principal and interest.

The Indenture Trustee shall cooperate in all respects with any reasonable request by the Enhancer for action to preserve or enforce the Enhancer’s rights or interest under this Indenture or the Insurance Agreement, consistent with this Indenture and without limiting the rights of the Bondholders as otherwise set forth in the Indenture, including upon the occurrence and continuance of a default under the Insurance Agreement, a request (which request shall be in writing) to take any one or more of the following actions:

(i) institute Proceedings for the collection of all amounts then payable on the Bonds or under this Indenture in respect to the Bonds and all amounts payable under the Insurance Agreement and to enforce any judgment obtained and collect from the Issuer monies adjudged due;

(ii) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales (as defined in Section 5.15 hereof) called and conducted in any manner permitted by law;

(iii) file or record all assignments that have not previously been recorded;

(iv) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture; and

(v) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Enhancer hereunder.

Following the payment in full of the Bonds, the Enhancer shall continue to have all rights and privileges provided to it under this Section and in all other provisions of this Indenture, until all amounts owing to the Enhancer have been paid in full.

Section 4.13 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Bonds, all monies then held by any Paying Agent (other than the Indenture Trustee) under the provisions of this Indenture with respect to such Bonds shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.05; and thereupon, such Paying Agent shall be released from all further liability with respect to such monies.

Section 4.14 Temporary Bonds. Pending the preparation of any Definitive Bonds, the Issuer may execute and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Bonds that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Bonds in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Bonds may determine, as evidenced by their execution of such Bonds.

If temporary Bonds are issued, the Issuer will cause Definitive Bonds to be prepared without unreasonable delay. After the preparation of the Definitive Bonds, the temporary Bonds shall be exchangeable for Definitive Bonds upon surrender of the temporary Bonds at the office or agency of the Indenture Trustee, without charge to the Bondholder. Upon surrender for cancellation of any one or more temporary Bonds, the Issuer shall execute and the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Bonds of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, such temporary Bonds shall in all respects be entitled to the same benefits under this Indenture as Definitive Bonds.

ARTICLE V

Default And Remedies

Section 5.01 Events of Default. The Issuer shall deliver to the Indenture Trustee and the Enhancer, within five days after learning of the occurrence of any event that with the giving of notice and the lapse of time would become an Event of Default under clause (c) of the definition of “Event of Default” written notice in the form of an Officer’s Certificate of its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 5.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default shall occur and be continuing, then and in every such case the Indenture Trustee, acting at the direction of the Enhancer or the Bondholders of Bonds representing not less than a majority of the aggregate Bond Balance of the Bonds, with the written consent of the Enhancer (unless an Enhancer Default has occurred and is continuing), may declare the Bonds to be immediately due and payable by a notice in writing to the Issuer (and to the Indenture Trustee if given by Bondholders); and upon any such declaration, the unpaid principal amount of the Bonds, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article V, the Enhancer or the Bondholders of Bonds representing a majority of the aggregate Bond Balance of the Bonds, with the written consent of the Enhancer, by written notice to the Issuer and the Indenture Trustee, may in writing waive the related Event of Default and rescind and annul such declaration and its consequences if the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(a) all payments of principal of and interest on the Bonds and all other amounts that would then be due hereunder or upon the Bonds if the Event of Default giving rise to such acceleration had not occurred;

(b) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(c) all Events of Default, other than the nonpayment of the principal of the Bonds that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12;

provided that no such waiver shall be effective following an Early Amortization Event if the requisite consents of the Bondholders and the Enhancer have been obtained with respect to a sale or other liquidation of the Trust Estate pursuant to Section 5.04(a).

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a) The Issuer covenants that if default in the payment of (i) any interest on any Bond when the same becomes due and payable, and such default continues for a period of five days, or (ii) the principal of or any installment of the principal of any Bond when the same becomes due and payable, the Issuer shall, upon demand of the Indenture Trustee, pay to it, for the benefit of the Bondholders, the entire amount then due and payable on the Bonds for principal and interest, with interest on the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 11.17 hereof, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor on the Bonds and collect in the manner provided by law out of the property of the Issuer or other obligor on the Bonds, wherever situated, the monies adjudged or decreed to be payable.

(c) If an Event of Default shall occur and be continuing, the Indenture Trustee, subject to the provisions of Section 11.17 hereof, may, as more particularly provided in Section 5.04, in its discretion proceed to protect and enforce its rights and the rights of the Bondholders by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d) If there shall be pending, relative to the Issuer or any other obligor on the Bonds or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or if there shall be any other comparable judicial Proceedings relative to the Issuer or other any other obligor on the Bonds, or relative to the creditors or property of the Issuer or such other obligor, then the Indenture Trustee, irrespective of whether the principal of any Bonds shall then be due and payable as therein expressed or by declaration or otherwise, and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the entire amount of principal and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Bondholders allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Bondholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Bondholders and of the Indenture Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the

Bondholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Bondholders to make payments to the Indenture Trustee, and, in the event the Indenture Trustee shall consent to the making of payments directly to such Bondholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith.

(e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Bondholder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Bondholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under any of the Bonds, may be enforced by the Indenture Trustee without the possession of any of the Bonds or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust.

(g) In any Proceedings to which the Indenture Trustee shall be a party (including any Proceedings involving the interpretation of any provision of this Indenture), the Indenture Trustee shall be held to represent all Bondholders, and it shall not be necessary to make any Bondholder a party to any such Proceedings.

Section 5.04 Remedies; Priorities.

(a) If an Event of Default shall have occurred and be continuing, then the Indenture Trustee, subject to the provisions of Section 11.17 hereof, with the written consent of the Enhancer may, or, at the written direction of the Enhancer, shall, do one or more of the following, in each case subject to Section 5.05:

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Bonds or under this Indenture with respect thereto, whether by declaration or otherwise, and all amounts payable under the Insurance Agreement, enforce any judgment obtained, and collect from the Issuer and any other obligor on the Bonds monies adjudged due;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Bondholders; and

(iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Enhancer, which consent will not be unreasonably withheld, and the Bondholders of [100%] of the aggregate Bond Balance of the Bonds, (B) the proceeds of such sale or liquidation distributable to Bondholders are sufficient to discharge in full all amounts then due and unpaid upon the Bonds for principal and interest and to reimburse the Enhancer for any amounts drawn under the Policy and any other amounts due the Enhancer under the Insurance Agreement or (C) the Indenture Trustee determines that the Mortgage Loans will not continue to provide sufficient funds for the payment of principal of and interest on the Bonds as they would have become due if the Bonds had not been declared due and payable, and the Indenture Trustee obtains the consent of the Enhancer, which consent will not be unreasonably withheld, and the Bondholders of 66 2/3% of the aggregate Bond Balance of the Bonds. In determining such sufficiency or insufficiency with respect to clause (B) and (C) above, the Indenture Trustee may, but need not, obtain and rely, and shall be protected in relying in good faith, upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. [Notwithstanding the foregoing, provided that a Servicing Default shall not have occurred, any Sale (as defined in Section 5.15 hereof) of the Trust Estate shall be made subject to the continued servicing of the Mortgage Loans by the Master Servicer as provided in the Servicing Agreement.] Notwithstanding any sale of the Mortgage Loans pursuant to this Section 5.04(a), the Indenture Trustee shall, for so long as any principal or accrued interest on the Bonds remains unpaid, continue to act as Indenture Trustee hereunder and to draw amounts payable under the Policy in accordance with its terms.

(b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out such money or property in the following order:

FIRST: to the Indenture Trustee for amounts due under Section 6.07;

SECOND: to the Bondholders for amounts due and unpaid on the related Bonds for interest, including accrued and unpaid interest on the Bonds for any prior Payment Date, ratably, without preference or priority of any kind, according to the amounts due and payable on such Bonds for interest from amounts available in the Trust Estate for such Bondholders, but excluding any Interest Shortfalls;

THIRD: to the Bondholders for amounts due and unpaid on the related Bonds for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on such Bonds for principal, from amounts available in the Trust Estate for such Bondholders, until the respective Bond Balances of such Bonds have been reduced to zero;

FOURTH: to the payment of all amounts due and owing the Enhancer under the Insurance Agreement;

FIFTH: to the Bondholders for amounts due and unpaid on the related Bonds for Interest Shortfalls, if any, including any unpaid Interest Shortfalls on the Bonds for any prior Payment Date, ratably, without preference or priority of any kind, according to such amounts due and payable from amounts available in the Trust Estate for such Bondholders;

SIXTH: to the Certificate Paying Agent for amounts due under [Article VIII] of the Trust Agreement; and

SEVENTH: to the payment of the remainder, if any, to the Issuer or any other person legally entitled thereto.

The Indenture Trustee may fix a record date and payment date for any payment to Bondholders pursuant to this Section 5.04. At least 15 days before such record date, the Indenture Trustee shall mail to each Bondholder a notice that states the record date, the payment date and the amount to be paid.

Section 5.05 Optional Preservation of the Trust Estate. If the Bonds have been declared due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not (but shall at the written direction of the Enhancer), elect to take and maintain possession of the Trust Estate; provided that no such waiver shall be effective following an Early Amortization Event if the requisite consents of the Bondholders and the Enhancer have been obtained with respect to a sale or other liquidation of the Trust Estate pursuant to Section 5.04(a). It is the desire of the parties hereto and the Bondholders that there be at all times sufficient funds for the payment of principal of and interest on the Bonds and other obligations of the Issuer including payment to the Enhancer, and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely, and shall be protected in relying in good faith, upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

Section 5.06 Limitation of Suits. No Bondholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 11.17 hereof:

(a) such Bondholder shall have previously given written notice to the Indenture Trustee of a continuing Event of Default;

(b) the Bondholders of not less than 50% of the aggregate Bond Balance of the Bonds shall have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(c) such Bondholder or Bondholders shall have offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred by it in complying with such request;

(d) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute such Proceedings; and

(e) no direction inconsistent with such written request shall have been given to the Indenture Trustee during such 60-day period by the Bondholders of a majority of the aggregate Bond Balance of the Bonds or by the Enhancer.

It is understood and intended that no Bondholder shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Bondholders or to obtain or to seek to obtain priority or preference over any other Bondholders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Bondholders, each representing less than a majority of the aggregate Bond Balance of the Bonds, the Indenture Trustee shall act at the direction of the group of Bondholders with the greater Bond Balance. In the event that the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Bondholders representing the same Bond Balance, then the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.07 Unconditional Rights of Bondholders to Receive Principal and Interest. Subject to the provisions of this Indenture, the Bondholder of any Bond shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Bond on or after the respective due dates thereof expressed in such Bond or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Bondholder.

Section 5.08 Restoration of Rights and Remedies. If the Indenture Trustee or any Bondholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Bondholder, then and in every such case the Issuer, the Indenture Trustee and the Bondholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Bondholders shall continue as though no such Proceeding had been instituted.

Section 5.09 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Enhancer or the Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Enhancer or any Bondholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Bondholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Bondholders, as the case may be.

Section 5.11 Control by Enhancer or Bondholders. The Enhancer (so long as no Enhancer Default exists) or the Bondholders of a majority of the aggregate Bond Balance of Bonds with the consent of the Enhancer, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Bonds or exercising any trust or power conferred on the Indenture Trustee, provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture;

(b) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by the Enhancer (so long as no Enhancer Default exists) or by the Bondholders of Bonds representing not less than 100% of the aggregate Bond Balance of the Bonds with the consent of the Enhancer;

(c) if the conditions set forth in Section 5.05 shall have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Bondholders of Bonds representing less than 100% of the aggregate Bond Balance of the Bonds to sell or liquidate the Trust Estate shall be of no force and effect; and

(d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Bondholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines (in its sole discretion) might involve it in liability or might materially adversely affect the rights of any Bondholders not consenting to such action, unless the Trustee has received satisfactory indemnity from the Enhancer or a Bondholder.

Section 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Bonds as provided in Section 5.02, the Enhancer (so long as no Enhancer Default exists) or the Bondholders of not less than a majority of the aggregate Bond Balance of the Bonds, with the consent of the Enhancer, may waive any past Event of Default and its consequences, except an Event of Default (a) with respect to payment of principal of or interest on any of the Bonds or (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Bondholder of each Bond. In the case of any such waiver, the Issuer, the Indenture Trustee and the Bondholders shall be restored to their respective former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Section 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Bondholder by such Bondholder’s acceptance of the related Bond shall be deemed to have agreed, that any court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this Indenture, or in any Proceeding against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any Proceeding instituted by the Indenture Trustee, (b) any Proceeding instituted by any Bondholder, or group of Bondholders, in each case holding in the aggregate more than 10% of the aggregate Bond Balance of the Bonds or (c) any Proceeding instituted by any Bondholder for the enforcement of the payment of principal of or interest on any Bond on or after the respective due dates expressed in such Bond and in this Indenture.

Section 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15 Sale of Trust Estate.

(a) The power to effect any sale or other disposition (a “Sale”) of any portion of the Trust Estate pursuant to Section 5.04 is expressly subject to the provisions of Section 5.05 and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Bonds and under this Indenture and under the Insurance Agreement shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

(b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless:

(i) the Bondholders of all Bonds and the Enhancer direct the Indenture Trustee to make, such Sale,

(ii) the proceeds of such Sale would be not less than the entire amount that would be payable to the Bondholders under the Bonds[, the Certificateholders under the Certificates] and the Enhancer in respect of amounts drawn under the Policy and any other amounts due the Enhancer under the Insurance Agreement, in full payment thereof in accordance with Section 5.02, on the Payment Date next succeeding the date of such Sale, or

(iii) the Indenture Trustee determines, in its sole discretion, that the conditions for retention of the Trust Estate set forth in Section 5.05 cannot be satisfied (in making any such determination, the Indenture Trustee may rely and shall be protected in relying in good faith upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05), and the Enhancer consents to such Sale (which consent shall not be unreasonably withheld), and the Bondholders of Bonds representing at least 66 2/3% of the aggregate Bond Balance of the Bonds consent to such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

(c) Unless the Bondholders and the Enhancer shall have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (ii) of subsection (b) of this Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, then the Indenture Trustee shall bid an amount at least $1.00 more than the highest other bid, which bid shall be subject to the provisions of Section 5.15(d)(ii) herein.

(d) In connection with a Sale of all or any portion of the Trust Estate:

(i) any Bondholder may bid for and, with the consent of the Enhancer, purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Bonds or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Bonds, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Bondholders thereof after being appropriately stamped to show such partial payment;

(ii) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale. In lieu of paying cash therefor, the Indenture Trustee may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount that would be distributable to the Bondholders and the Certificateholders and amounts owing to the Enhancer as a result of such Sale in accordance with Section 5.04(b) on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith that are reimbursable to it, without being required to produce the Bonds in order to complete any such Sale or in order for the net Sale price to be credited against such Bonds, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

(iii) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

(iv) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

(v) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

Section 5.16 Action on Bonds. The Indenture Trustee’s right to seek and recover judgment on the Bonds or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Bondholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

Section 5.17 Performance and Enforcement of Certain Obligations.

(a) Promptly following a written request from the Enhancer or the Indenture Trustee (with the written consent of the Enhancer), the Issuer, in its capacity as owner of the Mortgage Loans, shall, with the written consent of the Enhancer, take all such lawful action as the Indenture Trustee may request to cause the Issuer to compel or secure the performance and observance by the Sellers and the Master Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Purchase Agreement and the Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Purchase Agreement and the Servicing Agreement to the

extent and in the manner directed by the Indenture Trustee, as pledgee of the Mortgage Loans, including the transmission of notices of default on the part of the Sellers or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Sellers or the Master Servicer of each of their obligations under the Purchase Agreement and the Servicing Agreement.

(b) If an Event of Default shall have occurred and be continuing, the Indenture Trustee, as pledgee of the Mortgage Loans, subject to the rights of the Enhancer under the Servicing Agreement, may, and at the written direction of the Bondholders of 66 2/3% of the aggregate Bond Balance of the Bonds, shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Sellers or the Master Servicer under or in connection with the Purchase Agreement and the Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Sellers or the Master Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Purchase Agreement and the Servicing Agreement, as the case may be, and any right of the Issuer to take such action shall not be suspended. In connection therewith, as determined by the Indenture Trustee, the Issuer shall take all actions necessary to effect the transfer of the Mortgage Loans to the Indenture Trustee.

ARTICLE VI

The Indenture Trustee

Section 6.01 Duties of Indenture Trustee.

(a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, reports or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee shall examine the certificates, reports and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (a) of this Section 6.01;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11 or any direction from the Enhancer that the Enhancer is entitled to give under any of the Basic Documents.

(d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(e) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Trust Agreement.

(f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of TIA.

(h) The Indenture Trustee hereby accepts appointment as Certificate Paying Agent under the Trust Agreement and agrees to be bound by the provisions of the Trust Agreement relating to the Certificate Paying Agent. The Indenture Trustee hereby agrees to be bound by the provisions of Article [IX] of the Trust Agreement.

(i) The Indenture Trustee shall not be required to take notice or be deemed to have notice or knowledge of any Event of Default (except for an Event of Default specified in clause (a) of the definition thereof) unless a Responsible Officer of the Indenture Trustee shall have received written notice or have actual knowledge thereof. In the absence of receipt of such notice or such knowledge, the Indenture Trustee may conclusively assume that there is no default or Event of Default.

(j) The Indenture Trustee shall have no duty to see to any recording or filing of any financing statement or continuation statement evidencing a security interest or to see to the maintenance of any such recording or filing or to any rerecording or refiling of any thereof.

Section 6.02 Rights of Indenture Trustee.

(a) The Indenture Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Officer’s Certificate, opinion of counsel, certificate of auditors, or any other certificate, statement, instrument, report, notice, consent or other document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in any such document.

(b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officer’s Certificate or Opinion of Counsel.

(c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Bonds shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Indenture Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts.

(g) Prior to the occurrence of an Event of Default hereunder, and after the curing or waiver of all Events of Default that may have occurred, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Enhancer or the Bondholders representing a majority of the aggregate Bond Balance; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity satisfactory to the Indenture Trustee against such cost, expense or liability as a condition to taking any such action.

(h) The Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Enhancer or the Bondholders, pursuant to the provisions of this Agreement, unless the Enhancer or the Bondholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Indenture Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor’s own affairs.

Section 6.03 Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Bonds and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Bond Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

Section 6.04 Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be (a) responsible for and makes no representation as to the validity or adequacy of this Indenture or the Bonds, (b) accountable for the Issuer’s use of the proceeds from the Bonds or (c) responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Bonds or in the Bonds, other than the Indenture Trustee’s certificate of authentication thereon.

Section 6.05 Notice of Event of Default. If an Event of Default shall occur and be continuing, and if such Event of Default is known to a Responsible Officer of the Indenture Trustee, then the Indenture Trustee shall give notice thereof to the Enhancer. The Indenture Trustee shall mail to each Bondholder notice of such Event of Default within 90 days after it occurs. Except in the case of an Event of Default with respect to the payment of principal of or interest on any Bond, the Indenture Trustee may withhold such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the Bondholders.

Section 6.06 Reports by Indenture Trustee to Bondholders. The Indenture Trustee shall deliver to each Bondholder such information as may be required to enable such Bondholder to prepare its federal and state income tax returns. In addition, upon Issuer Request, the Indenture Trustee shall promptly furnish such information reasonably requested by the Issuer that is reasonably available to the Indenture Trustee to enable the Issuer to perform its federal and state income tax reporting obligations.

Section 6.07 Compensation and Indemnity. The Issuer shall, or shall cause the Seller to, pay compensation for the Indenture Trustee’s services as agreed in writing between the Issuer [or Master Servicer] and the Indenture Trustee. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer is not obligated to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in clause (c) or (d) of the definition thereof with respect to the Issuer, such expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.08 Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer and the Enhancer. The Enhancer or the Bondholders of a majority of the aggregate Bond Balance of the Bonds may remove the Indenture Trustee by so notifying the Indenture Trustee and the Enhancer (if given by such Bondholders) and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(a) the Indenture Trustee fails to comply with Section 6.11;

(b) the Indenture Trustee is adjudged a bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(d) the Indenture Trustee otherwise becomes incapable of fulfilling its duties under the Basic Documents.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee with the consent of the Enhancer, which consent shall not be unreasonably withheld. In addition, the Indenture Trustee shall resign to avoid being directly or indirectly controlled by the Issuer.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring

Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to the Bondholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, then the retiring Indenture Trustee, the Issuer or the Bondholders of a majority of aggregate Bond Balance of the Bonds may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Bondholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

Section 6.09 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, then the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies with written notice of any such transaction.

If at the time of any such succession by merger, conversion or consolidation, any of the Bonds shall have been authenticated but not delivered, then any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Bonds so authenticated. If at such time any of the Bonds shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Bonds either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases, such certificates shall have the full force that it is anywhere in the Bonds or in this Indenture provided that the certificate of the Indenture Trustee shall have.

Section 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at such time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Issuer, and to vest in such Person or Persons, in such capacity and for the benefit of the Bondholders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11, and no notice to Bondholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e) The Indenture Trustee shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

Section 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Indenture Trustee shall comply with TIA § 310(b), including the optional provision permitted by the second sentence of TIA § 310(b)(9); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 6.12 Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). An Indenture Trustee that has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Section 6.13 Representations and Warranties. The Indenture Trustee hereby represents and warrants that:

(a) The Indenture Trustee is duly organized, validly existing and in good standing as a [national banking association] with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

(b) The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action.

(c) The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound.

(d) To the Indenture Trustee’s best knowledge, there are no Proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties (i) asserting the invalidity of this Indenture, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

(e) The Indenture Trustee does not have notice of any adverse claim (as such terms are used in Section 8-302 of the UCC in effect in the State of Delaware) with respect to the Mortgage Loans.

(f) The Indenture Trustee has duly executed and delivered this Indenture and each other Basic Document to which it is a party, and each of this Indenture and each such other Basic Document constitutes the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

Section 6.14 Directions to Indenture Trustee. The Indenture Trustee is hereby directed:

(a) to accept the pledge of the Mortgage Loans and hold the assets of the Trust in trust for the Bondholders and the Enhancer;

(b) to authenticate and deliver the Bonds substantially in the form prescribed by Exhibit A in accordance with the terms of this Indenture; and

(c) to take all other actions as shall be required to be taken by the terms of this Indenture.

Section 6.15 Indenture Trustee May Own Securities. The Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Indenture Trustee.

Section 6.16 [Determination of Bond Rate. On the second LIBOR Business Day immediately preceding (i) the Closing Date in the case of the first Interest Period and (ii) the first day of each succeeding Interest Period, the Indenture Trustee shall determine LIBOR and the applicable Bond Rate for such Interest Period and shall inform the Issuer, the Master Servicer and the Depositor by means of the Indenture Trustee’s online service.]

ARTICLE VII

Bondholders’ Lists and Reports

Section 7.01 Issuer to Furnish Indenture Trustee Names and Addresses of Bondholders. The Issuer shall furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Bondholders as of such Record Date, and (b) at such other times as the Indenture Trustee and the Enhancer may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that for so long as the Indenture Trustee is the Bond Registrar, no such list need be furnished.

Section 7.02 Preservation of Information; Communications to Bondholders.

(a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Bondholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of the Bondholders received by the Indenture Trustee in its capacity as Bond Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b) Bondholders may communicate pursuant to TIA § 312(b) with other Bondholders with respect to their rights under this Indenture or under the Bonds.

(c) The Issuer, the Indenture Trustee and the Bond Registrar shall have the protection of TIA § 312(c).

Section 7.03 Reports by Issuer.

(a) The Issuer shall:

(i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii) file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Bondholders described in TIA § 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

(b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

Section 7.04 Reports by Indenture Trustee. If required by TIA § 313(a), within 60 days after each December 31, beginning with December 31, 200[    ], the Indenture Trustee shall make available to each Bondholder as required by TIA § 313(c) and to the Enhancer a brief report dated as of such date that complies with TIA § 313(a). The Indenture Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its distribution to Bondholders shall be filed by the Indenture Trustee with the Commission, if required, and each stock exchange, if any, on which the Bonds are listed. The Issuer shall notify the Indenture Trustee if and when the Bonds are listed on any stock exchange.

ARTICLE VIII

Accounts, Disbursements and Releases

Section 8.01 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02 Trust Accounts.

(a) On or prior to the Closing Date, the Issuer shall cause the Indenture Trustee to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Bondholders, the Certificate Paying Agent, on behalf of the Certificateholders, and the Enhancer, the Bond Payment Account as provided in Section 3.01 of this Indenture.

(b) All monies deposited from time to time in the Bond Payment Account pursuant to the Servicing Agreement and all deposits therein pursuant to this Indenture are for the benefit of the Bondholders and the Certificate Paying Agent, on behalf of the Certificateholders, and all investments made with such monies, including all income or other gain from such investments, are for the benefit of the Master Servicer as provided in Section [5.01] of the Servicing Agreement.

On each Payment Date, the Indenture Trustee shall distribute all amounts on deposit in the Bond Payment Account to the Bondholders in respect of the Bonds and, in its capacity as Certificate Paying Agent, to the Certificateholders from the Distribution Account [in the order of priority set forth in Section 3.05] (except as otherwise provided in Section 5.04(b)) and in accordance with the Servicing Certificate.

The Indenture Trustee shall invest any funds in the Bond Payment Account in Permitted Investments selected in writing by the Master Servicer maturing no later than the Business Day preceding the next succeeding Payment Date (except that any investment in the institution with which the Bond Payment Account is maintained may mature on such Payment Date) and shall not be sold or disposed of prior to the maturity. In addition, such Permitted Investments shall not be purchased at a price in excess of par. The Indenture Trustee shall have no liability whatsoever for investment losses on Permitted Investments, if such investments are made in accordance with the provisions of this Indenture and the Indenture Trustee is not the obligor under the Permitted Investment.

Section 8.03 Officer’s Certificate. The Indenture Trustee shall receive at least seven days’ notice when requested by the Issuer to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer’s Certificate, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

Section 8.04 Termination Upon Distribution to Bondholders. This Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon the distribution to the Bondholders, the Certificate Paying Agent on behalf of the Certificateholders and the Indenture Trustee of all amounts required to be distributed pursuant to Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Section 8.05 Release of Trust Estate.

(a) Subject to the payment of its fees, expenses and indemnification, the Indenture Trustee may, and when required by the provisions of this Indenture or the Servicing Agreement, shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No Person relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

(b) The Indenture Trustee shall, at such time as (i) there are no Bonds Outstanding, (ii) all sums due the Indenture Trustee pursuant to this Indenture have been paid and (iii) all sums due the Enhancer have been paid, release any remaining portion of the Trust Estate that secured the Bonds from the lien of this Indenture. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt by the Indenture Trustee and the Enhancer of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section [11.01].

(c) The Indenture Trustee shall, at the request of the Issuer or the Depositor, surrender the Policy to the Enhancer for cancellation, upon final payment of principal of and interest on the Bonds.

(d) In the event that the fair value of property to be released from the lien of this Indenture on any date, together with the fair value of property previously released during the then-current calendar year, equals or exceeds 10% of the Bond Principal Balance, in addition to all other actions required to be taken pursuant to this Indenture or otherwise in connection with such release, an Independent Certificate in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section [11.01] shall also be delivered to the Indenture Trustee.

ARTICLE IX

Supplemental Indentures

Section 9.01 Supplemental Indentures Without Consent of Bondholders.

(a) Without the consent of the Bondholders of any Bonds, but with the prior written consent of the Enhancer (which consent shall not be unreasonably withheld), unless an Enhancer Default shall have occurred, the Issuer and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Bonds contained;

(iii) to add to the covenants of the Issuer, for the benefit of the Bondholders or the Enhancer, or to surrender any right or power herein conferred upon the Issuer;

(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v) to cure any ambiguity, to correct any error or to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

(vi) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Bondholders or the Enhancer (as evidenced by an Opinion of Counsel);

(vii) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Bonds and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

(viii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by TIA;

provided, however, that no such supplemental indenture shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel to the effect that the execution of such supplemental indenture will not give rise to any material adverse tax consequence to the Bondholders.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, without the consent of any Bondholder but with prior notice to the Rating Agencies and the Enhancer, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Bondholders under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, (i) adversely affect in any material respect the interests of any Bondholder or the Enhancer or (ii) cause the Issuer to be subject to an entity level tax.

Section 9.02 Supplemental Indentures With Consent of Bondholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, with prior notice to the Rating Agencies and with the consent of the Enhancer and the Bondholders of not less than a majority of the Bond Balances of each Class of Bonds affected thereby, by Act (as defined in Section 11.03 hereof) of such Bondholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Bondholders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Bondholder of each Bond affected thereby:

(a) change the date of payment of any installment of principal of or interest on any Bond, or reduce the principal amount thereof or the Bond Rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Bonds, or change any place of payment where, or the coin or currency in which, any Bond or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Bonds on or after the respective due dates thereof;

(b) reduce the percentage of the Bond Balances of any Class of Bonds, the consent of the Bondholders of which is required for any such supplemental indenture, or the consent of the Bondholders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(c) modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(d) reduce the percentage of the aggregate Bond Balance of the Bonds required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

(e) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of the Bondholder of each Bond affected thereby;

(f) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Bond on any Payment Date (including the calculation of any of the individual components of such calculation); or

(g) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Bondholder of any Bond of the security provided by the lien of this Indenture; and provided further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax.

The Indenture Trustee may in its discretion determine whether or not any Bonds would be affected by any supplemental indenture and any such determination shall be conclusive upon the Bondholders of all Bonds, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for any Act (as defined in Section 11.03 hereof) of Bondholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Bondholders of the Bonds to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive and, subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.04 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Bonds affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Bondholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05 Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as in effect at the time of such amendment or supplement so long as this Indenture shall then be qualified under the TIA.

Section 9.06 Reference in Bonds to Supplemental Indentures. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee, shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Bonds so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Bonds.

ARTICLE X

Redemption of Bonds

Section 10.01 Redemption. The Bonds are subject to redemption in whole, but not in part, at the direction of the Depositor pursuant to Section [7.01(b)] of the Servicing Agreement, on any Payment Date on which the Depositor exercises its option to transfer the Trust Property pursuant to said Section 7.01(b), for a purchase price equal to the Redemption Price. The Master Servicer or the Issuer shall furnish the Enhancer notice of such redemption not later than 35 days prior to the Redemption Date. If the Bonds are to be redeemed pursuant to this Section 10.1, the Master Servicer or the Issuer shall furnish notice of such election to the Indenture Trustee not later than 35 days prior to the Redemption Date and the Issuer shall deposit or undertake to deposit on or prior to the Redemption Date with the Indenture Trustee in the Collection Account the Redemption Price of such Bonds whereupon all such Bonds shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.2 (unless the Issuer shall default in the deposit of the Redemption Price).

Section 10.02 Surrender of Bonds.

(a) If the Depositor elects to exercise its option described above, the Depositor shall deposit in the Collection Account on or before the Payment Date for such final distribution in immediately available funds an amount which, when added to the funds on deposit in the Collection Account that are payable to the Bondholders, will be equal to the Redemption Price, together with all amounts due and owing to the Enhancer for unpaid premiums and unreimbursed draws on the Policy and all other amounts due and owing to the Enhancer pursuant to the Insurance Agreement, together with interest thereon as provided under the Insurance Agreement.

(b) Upon presentation and surrender of the Bonds, the Indenture Trustee shall cause to be distributed to the Holders of Bonds on the Payment Date for such final distribution, in proportion to the Percentage Interests of their respective Bonds and to the extent that funds are available for such purpose, the amount required to be distributed to Bondholders pursuant to Section 10.1 of this Indenture for such Payment Date. The distribution on such final Payment Date shall be in lieu of the distribution otherwise required to be made on such Payment Date in respect of the Bonds.

(c) In the event that all of the Bondholders shall not surrender their Bonds for final payment and cancellation on or before such final Payment Date, the Indenture Trustee shall on such date cause all funds in the Collection Account not distributed in final distribution to Bondholders to be withdrawn therefrom and credited to the remaining Bondholders by depositing such funds in a separate escrow account for the benefit of such Bondholders and the Depositor (if the Depositor has exercised its right to transfer the Mortgage Loans) or the Indenture Trustee (in any other case) and shall give a second written notice to the remaining Bondholders to surrender their Bonds for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Bonds shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Bondholders concerning surrender of their Bonds, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

Section 10.03 Form of Redemption Notice. Notice of redemption supplied to the Indenture Trustee by the Depositor under Section 10.1 shall be given by the Indenture Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed prior to the applicable Redemption Date to each Holder of Bonds of record, as of the close of business on the date that is not less than five days prior to the applicable Redemption Date, at such Holder’s address appearing in the Bond Register.

All notices of redemption shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Bonds at the place where such Bonds are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2); and

(iv) that interest on the Bonds shall cease to accrue on the Redemption Date.

Notice of redemption of the Bonds shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Bond shall not impair or affect the validity of the redemption of any other Bond.

Section 10.04 Bonds Payable on Redemption Date. The Bonds to be redeemed shall, following notice of redemption as required by Section 10.2, on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

ARTICLE XI

Miscellaneous

Section 11.01 Compliance Certificates and Opinions, etc.

Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and to the Enhancer (a) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (b) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, and (c) (if required by the TIA or any provision of this Agreement) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

(v) if the signer of such certificate or opinion is required to be Independent, the statement required by the definition of the term “Independent”.

Section 11.02 Form of Documents Delivered to Indenture Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of any Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of any Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 11.03 Acts of Bondholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.03.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c) The ownership of Bonds shall be proved by the Bond Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Bondholder of any Bond shall bind the Bondholder of every Bond issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Bond.

Section 11.04 Notices, etc., to Indenture Trustee, Issuer, Enhancer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Bondholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Bondholders is to be made upon, given or furnished to or filed with:

(a) the Indenture Trustee by any Bondholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office with a copy to [            ]. The Indenture Trustee shall promptly transmit any notice received by it from the Bondholders to the Issuer,

(b) the Issuer by the Indenture Trustee or by any Bondholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: BellaVista [Mortgage] [Home Equity] Trust 200[            ], in care of the Owner Trustee, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Bondholders to the Indenture Trustee, or

(c) the Enhancer by the Issuer, the Indenture Trustee or by any Bondholders shall be sufficient for every purpose hereunder to in writing and mailed, first-class postage pre-paid, or personally delivered or telecopied to: [            ]. The Enhancer shall promptly transmit any notice received by it from the Issuer, the Indenture Trustee or the Bondholders to the Issuer or Indenture Trustee, as the case may be.

Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return

receipt requested, to [                    ] ; or, as to each of the foregoing Persons, at such other address as shall be designated by written notice to the other foregoing Persons.

Section 11.05 Notices to Bondholders; Waiver. Where this Indenture provides for notice to Bondholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Bondholder affected by such event, at such Person’s address as it appears on the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Bondholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Bondholder shall affect the sufficiency of such notice with respect to other Bondholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Bondholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Bondholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

Section 11.06 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Bonds to the contrary, the Issuer may enter into any agreement with any Bondholder providing for a method of payment, or notice by the Indenture Trustee to such Bondholder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.

Section 11.07 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of TIA, such required provision shall control.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 11.08 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 11.09 Successors and Assigns. All covenants and agreements in this Indenture and the Bonds by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 11.10 Severability. In case any provision in this Indenture or in the Bonds shall be held invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

Section 11.11 Benefits of Indenture. Nothing in this Indenture or in the Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Bondholders, the Enhancer, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture. The Enhancer shall be a third party beneficiary of this Agreement.

Section 11.12 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Bonds or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 11.13 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.14 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.15 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which counsel shall be reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Bondholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 11.16 Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Bonds or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (a) the Indenture Trustee or the Owner Trustee in its individual capacity, (b) any owner of a beneficial interest in the Issuer or (c) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their respective individual capacities), and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles [VI, VII and VIII] of the Trust Agreement.

Section 11.17 Owner Trustee Not Liable for Certificates or Related Documents. The recitals contained herein shall be taken as the statements of the Issuer, and the Owner Trustee and the Indenture Trustee assume no responsibility for the correctness of the recitals contained herein. The Owner Trustee and the Indenture Trustee make no representations as to the validity or sufficiency of this Indenture or any other Basic Document, of the Certificates (other than the signatures of the Owner Trustee or the Indenture Trustee on the Certificates) or the Bonds, or of any Related Documents. The Owner Trustee and the Indenture Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under the Trust Agreement or the Bondholders under this Indenture, including, the compliance by the Depositor or the Sellers with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Certificate Paying Agent, the Certificate Registrar or any other person taken in the name of the Owner Trustee or the Indenture Trustee.

Section 11.18 No Petition. The Indenture Trustee, by entering into this Indenture, and each Bondholder, by its acceptance of a Bond, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Bonds, this Indenture or any of the other Basic Documents.

Section 11.19 Inspection. The Issuer agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

BELLAVISTA [MORTGAGE] [HOME EQUITY] TRUST 200[ ], as Issuer

By:	[NAME OF OWNER TRUSTEE], not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

[NAME OF TRUSTEE], as Indenture Trustee

By:
Name:
Title:

[NAME OF TRUSTEE].
hereby accepts the appointment as Paying Agent pursuant to Section 3.03 hereof and as Bond Registrar pursuant to Section 4.02 hereof.

By:
Name:
Title:

Signatures and Seals

STATE OF ___________	)
) ss.:
COUNTY OF _________	)

On this          day of [            ], before me personally appeared                     , to me known, who being by me duly sworn, did depose and say, that he/she resides at                     , that he/she is the                      of [NAME OF OWNER TRUSTEE], the Owner Trustee, one of the corporations described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like order.

Notary Public

Acknowledgements

STATE OF	)
) ss.:
COUNTY OF	)

On this          day of [                    ], before me personally appeared                     , to me known, who being by me duly sworn, did depose and say, that he/she resides at                     ; that he/she is the                      of [NAME OF TRUSTEE], as Indenture Trustee, one of the corporations described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like order.

Notary Public

NOTORIAL SEAL

EXHIBIT A

[Form of Bond]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BELLAVISTA [MORTGAGE] [HOME EQUITY] TRUST 200_-_ CLASS A BOND

REGISTERED	$____________
No. A-1	CUSIP NO. ____________

THE PRINCIPAL OF THIS CLASS A BOND IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

BellaVista [Mortgage] [Home Equity] Trust 200_-_, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                      MILLION DOLLARS ($                    ), but solely from the revenues and receipts specified in the Indenture dated [            ] between the Issuer and [Indenture Trustee] (as supplemented or amended, the “Indenture”) on the dates specified in the Indenture; provided, however, that the entire unpaid principal amount of this Class A Bond shall be due and payable on the Payment Date in              20     (the “Final Scheduled Payment Date”). The Issuer will pay interest on this Bond at the rate per annum provided in the Indenture on each Payment Date on the principal amount of this Class A Bond outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date). Interest on this Class A Bond will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from             , 200  .

Interest will be computed on the basis of the actual number of days elapsed in a 360-day year. Such principal of and interest on this Class A Bond shall be paid in the manner specified in the Indenture.

The principal of and interest on this Class A Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class A Bond shall be applied first to interest due and payable on this Class A Bond as provided above and then to the unpaid principal of this Class A Bond.

The Bonds are entitled to the benefits of a financial guaranty insurance policy (the “Policy”) issued by [Enhancer] (the “Enhancer”), pursuant to which the Enhancer has unconditionally guaranteed payments of the Insured Amounts with respect to the Class A Bonds on each Payment Date and Preference Amounts, all as more fully set forth in the Policy.

For purposes of federal income, state and local income and franchise and any other income taxes, the Issuer will treat the Bonds as indebtedness of the Depositor and hereby instructs the Indenture Trustee to treat the Bonds as indebtedness of the Depositor for federal and state tax reporting purposes. Each Bondholder by acceptance of a Bond (and each owner of a beneficial interest in a Bond by acceptance of such beneficial interest) agrees to treat the Bonds for federal income, state and local income and franchise and any other income taxes as indebtedness of the Depositor.

Each Bondholder or Bond Owner, by acceptance of this Class A Bond or, in the case of a Bond Owner, a beneficial interest in a Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Class A Bonds or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Depositor, the Servicer, the Indenture Trustee, or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any owner, beneficiary, agent, officer, director or employee of the Depositor, the Servicer, the Indenture Trustee, or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Depositor, the Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Depositor, the Servicer, the Indenture Trustee, or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity).

Reference is made to the further provisions of this Class A Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A Bond.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class A Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

This Class A Bond is one of a duly authorized issue of Bonds of the Issuer, designated as its Collateralized Mortgage Bonds (herein called the “Class A Bonds”), all issued under the Indenture.

All terms used in this Class A Bond that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.

The Class A Bonds are and will be secured by the collateral pledged as security therefor as provided in the Indenture.

Principal of the Class A Bonds will be payable on each Payment Date in an amount described in the Indenture. “Payment Date” means the twenty-fifth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing             , 200  . The term “Payment Date,” shall be deemed to include the Final Scheduled Payment Date.

As described above, the entire unpaid principal amount of this Class A Bond shall be due and payable on the earlier of the Final Scheduled Payment Date and the Redemption Date, if any, pursuant to Section [        ] of the Indenture. Notwithstanding the foregoing, on the date on which a Rapid Amortization Period as described in the Indenture shall have occurred and be continuing and, in the limited instances specified in the Indenture, the Holders representing more than 50% of the Outstanding Amount of the Class A Bonds, with the prior written consent of the Enhancer (so long as there is no continuing Enhancer Default) shall have the right among others to direct the Indenture Trustee to sell or liquidate the Mortgage Loans as provided in Section 12.1 of the Indenture and pay such amounts to the Holders of the Class A Bonds. All principal payments on the Class A Bonds shall be made pro rata to the Holders of the Class A Bonds entitled thereto.

Payments of interest on this Class A Bond due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Class A Bond, shall be made by check mailed to the Person whose name appears as the Holder of this Class A Bond (or one or more Predecessor Bonds) on the Bond Register as of the close of business on each Record Date, except that with respect to Class A Bond registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Bond Register as of the applicable Record Date without requiring that this Bond be submitted for notation of payment. Any reduction in the principal amount of this Bond (or any one or more Predecessor Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class A Bond and of any Class A Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class A Bond on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Payment Date by notice mailed prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Class A Bond at the office designated by the Indenture Trustee for such purposes located in The City of                     .

[The Issuer shall pay interest on overdue installments of interest at the Class A Interest Rate to the extent lawful.]

As provided in the Indenture, the Class A Bonds may be redeemed pursuant to Section [        ] of the Indenture, in whole, but not in part, at the option of the Depositor (with the consent of the Enhancer under certain circumstances), on any Payment Date after the Payment Date on which the Bond Principal Balance is less than or equal to 10% of the Pool Balance, after taking into account all distributions made on such Payment Date.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class A Bond may be registered on the Bond Register upon surrender of this Class A Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Bond Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program (“Stamp”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, Stamp, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Indenture Trustee may require, and thereupon one or more new Bonds of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Bondholder or Bond Owner, by acceptance of a Bond or, in the case of a Bond Owner, a beneficial interest in a Bond covenants and agrees that by accepting the benefits of the Indenture and the Trust Agreement that such Bondholder will not at any time institute against the Depositor, or the Issuer or join in any institution against the Depositor, or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Bonds, the Trust Agreement, the Indenture or the Basic Documents.

Prior to the due presentment for registration of transfer of this Bond, the Issuer, the Indenture Trustee and the Enhancer and any agent of the Issuer, the Indenture Trustee or the Enhancer may treat the Person in whose name this Bond (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Bond be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Bond under the Indenture at any time by the Issuer with the consent of the Enhancer and of the Holders of Bonds representing a majority of the Outstanding Amount of all Bonds at the time Outstanding. Any such consent or waiver by the Holder of this Bond (or any one of more Predecessor Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Bond. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Bonds issued thereunder but with the consent of the Enhancer.

This Bond, the Trust Agreement and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

IN WITNESS WHEREOF, the Issuer has caused this Class A Bond to be executed in its name and on its behalf by the Owner Trustee

Date: ________, 200_	BELLAVISTA MORTGAGE TRUST 200_-_

	By:	[Owner Trustee], not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Bonds designated above and referred to in the within-mentioned Indenture.

Date: ________, 200_	[Indenture Trustee], not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto                      (Social Security or other identifying number                     ) the within Bond and all rights thereunder and hereby irrevocably appoints                      attorney to transfer the within note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _______________________	Signed: _________________________________________*

Signature Guaranteed by:

_________________________________________ *

*	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Indenture Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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